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                                                                      EXHIBIT 22






INDEPENDENT AUDITORS' CONSENT

To Pulitzer Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-75697 and 333-40400 of Pulitzer Inc. on Form S-8 of our reports dated February 1, 2002, appearing in this Annual Report on Form 10-K of Pulitzer Inc. for the year ended December 30, 2001.


/s/ DELOITTE & TOUCHE LLP


Saint Louis, Missouri
March 25, 2002